SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☑

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Core Scientific, Inc.

(Name of Registrant as Specified In Its Charter)

Two Seas Capital LP

Two Seas Capital GP LLC

Sina Toussi

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On October 21, 2025, Two Seas Capital LP issued the following press releases:

Leading Proxy Advisory Firm Institutional Shareholder Services Recommends Core Scientific Shareholders Vote “AGAINST” Sale to CoreWeave on GOLD Proxy Card

ISS Highlights Numerous Concerns Regarding the Sale Process, Deal Structure and Valuation

Agrees with Two Seas That the Board’s Flawed Process Did Not Maximize Value for Shareholders

NEW YORK, October 21, 2025 -- Two Seas Capital LP ("Two Seas" or "we"), an alternative investment management firm and one of the largest shareholders of Core Scientific, Inc. ("Core Scientific" or the "Company") (NASDAQ: CORZ), today applauded leading independent proxy advisory firm Institutional Shareholder Services Inc.’s (“ISS”) recommendation that shareholders of Core Scientific vote “AGAINST” the Company’s proposed sale to CoreWeave, Inc. ("CoreWeave") (NASDAQ: CRWV) on the terms announced on July 7, 2025 (the “Proposed Merger”).

Sina Toussi, Founder and Chief Investment Officer of Two Seas, stated:

“ISS’s recommendation reinforces our view that the Proposed Merger is not in the best interests of Core Scientific shareholders and does not reflect the value of the Company’s opportunity. Since the Proposed Merger was announced, unprecedented investment in the AI infrastructure build-out has continued, with companies announcing significant HPC hosting and other similar agreements seemingly every week. Valuations across the sector have risen dramatically, but Core Scientific has been left behind due to its association with CoreWeave’s volatile and underperforming stock. We, as Core Scientific shareholders, have been unable to participate in one of the most incredible growth opportunities in the history of the capital markets.

We believe Core Scientific can do much better than this flawed transaction, and we are pleased that ISS agrees. We urge all shareholders to follow the recommendation put forth by ISS and vote AGAINST the Proposed Merger on the GOLD proxy card so that they can realize the potential associated from owning one of the best assets in the AI landscape.”

ISS stated in its report: “The board conducted an exclusive process on a short timeline, and it did not obtain downside protection against the volatility of the acquisition currency, which was still subject to a lockup. Thus, it is difficult to conclude that the process was run in a manner that maximized the likelihood of securing the best available terms for shareholders, or that the process in fact did so.”1

In making its recommendation, ISS concluded that the Proposed Merger is the result of a flawed process, burdened by a deficient structure and an inadequate valuation. Specifically, ISS stated the following:

A Flawed Process

•	“During the sale process, the board appeared to have an expeditious timeline in mind… However, speed needs to be balanced against thoroughness. As discussed above, there are questions about whether the board fully evaluated alternatives. Ultimately, it is unclear why the board needed to pursue the sale process in this manner.”

•	“It is unclear from the proxy whether the board discussed the possibility of reaching out to financial acquirers… Given the demonstrated interest by financial acquirers in the company's self-identified competitors, shareholders may have expected formal outreach to these parties.”

___________________

1 Permission to use quotes neither sought nor obtained. Emphasis added.

A Deficient Structure

•	…[S]hareholders can reasonably ask why the board did not insist on a structure that added a measure of certainty that they would receive the value negotiated by the board.”

•	“…[T]he board notes that collars are rare. Even if true, it does not address the underlying [sic] criticism, and the board could rightly be asked why it did not do something that is not commonplace when that action would have been in service of discharging its duty to shareholders.”

An Inadequate Valuation

•	“CORZ share price since announcement has sent a clear signal that the market believes the company's value is greater than the offer. Since expiration of the post- IPO lockups on CRWV shares, CORZ shares have consistently closed at a double-digit premium to the offer.”

•	“…[T]here is evidence that the market has held the view since mid-August that CORZ is more valuable than what CRWV is willing to pay for it. Importantly, the spread has changed little in response to CRWV's two explicit denials that it would increase the offer.”

•	“CORZ shares have not closed below the offer since Aug. 13, 2025, which coincided with expiration of the CRWV IPO-related lockups. Since then, CORZ shares have closed at a median 12.5 percent premium to the offer.”

Two Seas urges Core Scientific shareholders to vote AGAINST the proposed transaction on the GOLD proxy card ahead of the Company’s special meeting of shareholders, which is scheduled to be held on October 30, 2025.

About Two Seas Capital LP

Two Seas, founded in 2020 and led by Chief Investment Officer Sina Toussi, specializes in event-driven investing anchored by rigorous fundamental research and a targeted focus on special situations. With approximately $2.0 billion in assets under management, Two Seas' approach is designed to uncover market inefficiencies where value can be realized through the resolution of legal and regulatory events. The Two Seas team is highly regarded for its rigorous due diligence and its ability to translate complex and dynamic scenarios into actionable investment opportunities.

Contacts

Investors

Scott Winter / Jonathan Salzberger

Innisfree M&A Incorporated

info@innisfreema.com

(212) 750-5833

Media

Steve Bruce / Taylor Ingraham / Keely Gispan

ASC Advisors

twoseas@ascadvisors.com

(203) 992-1230

Disclaimer

This press release does not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein in any state to any person. This press release does not recommend the purchase or sale of a security. There is no assurance or guarantee with respect to the prices at which any securities of Core Scientific or CoreWeave will trade, and such securities may not trade at prices that may be implied herein. In addition, this press release and the discussions and opinions herein are for general information only, and are not intended to provide investment advice.

This press release contains forward-looking statements. Forward-looking statements are statements that are not historical facts and may include projections and estimates and their underlying assumptions, statements regarding plans, objectives, intentions and expectations with respect to future financial results, events, operations, services, product development and potential, and statements regarding future performance. Forward-looking statements are generally identified by the words "expects", "anticipates", "believes", "intends", "estimates", "plans", "will be" and similar expressions. Although Two Seas believes that the expectations reflected in forward-looking statements contained herein are reasonable, investors are cautioned that forward-looking information and statements are subject to various risks and uncertainties—many of which are difficult to predict and are generally beyond the control of Two Seas, Core Scientific or CoreWeave—that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. In addition, the foregoing considerations and any other publicly stated risks and uncertainties should be read in conjunction with the risks and cautionary statements discussed or identified in Core Scientific and CoreWeave's respective public filings with the U.S. Securities and Exchange Commission, including those listed under "Risk Factors" in annual reports on Form 10-K and quarterly reports on Form 10-Q and those related to the pending transaction involving Core Scientific and CoreWeave (the "Pending Transaction"). The forward-looking statements speak only as of the date hereof and, other than as required by applicable law, Two Seas does not undertake any obligation to update or revise any forward-looking information or statements. Certain information included in this material is based on data obtained from sources considered to be reliable. Any analyses provided to assist the recipient of this material in evaluating the matters described herein may be based on subjective assessments and assumptions and may use one among alternative methodologies that produce different results. Accordingly, any analyses should not be viewed as factual and should not be relied upon as an accurate prediction of future results. All figures are unaudited estimates and, unless required by law, are subject to revision without notice.

Funds and investment vehicles (collectively, the "Two Seas Funds") managed by Two Seas currently beneficially own shares of Core Scientific and CoreWeave. The Two Seas Funds are in the business of trading (i.e., buying and selling) securities and intend to continue trading in the securities of Core Scientific and CoreWeave. You should assume the Two Seas Funds will from time to time sell all or a portion of their holdings of Core Scientific and/or CoreWeave in open market transactions or otherwise, buy additional shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls, swaps or other derivative instruments relating to such shares. Consequently, Two Seas' beneficial ownership of shares of, and/or economic interest in, Core Scientific and/or CoreWeave may vary over time depending on various factors, with or without regard to Two Seas' views of the Pending Transaction or Core Scientific and/or CoreWeave's respective businesses, prospects, or valuations (including the market price of Core Scientific and/or CoreWeave shares), including, without limitation, other investment opportunities available to Two Seas, concentration of positions in the portfolios managed by Two Seas, conditions in the securities markets, and general economic and industry conditions. Without limiting the generality of the foregoing, in the event of a change in Core Scientific and/or CoreWeave's respective share prices on or following the date hereof, the Two Seas Funds may buy additional shares or sell all or a portion of their holdings of Core Scientific and/or CoreWeave (including, in each case, by trading in options, puts, calls, swaps, or other derivative instruments). Two Seas also reserves the right to change the opinions expressed herein and its intentions with respect to its investments in Core Scientific and CoreWeave, and to take any actions with respect to its investments in Core Scientific and CoreWeave as it may deem appropriate, and disclaims any obligation to notify the market or any other party of any such changes or actions, except as required by law.

Important Information

Two Seas, Two Seas Capital GP LLC ("Two Seas GP"), and Sina Toussi ("Mr. Toussi" and, together with Two Seas and Two Seas GP, the "Participants") have filed a definitive proxy statement and GOLD proxy card (the "Proxy Statement") with the SEC on September 29, 2025 to be used to solicit proxies for votes against the proposed acquisition of Core Scientific by CoreWeave at the upcoming special meeting of the Company's shareholders. THE PARTICIPANTS STRONGLY ADVISE ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST. Additional information about the Participants and a description of their direct or indirect interests by security holdings or otherwise can be found in Exhibit 2 of the Schedule 14A filed by Two Seas with the SEC on October 10, 2025.

Second Leading Independent Proxy Advisory Firm Glass Lewis Joins ISS In
Recommending Core Scientific Shareholders Vote “AGAINST” Proposed Sale to
CoreWeave on GOLD Proxy Card

NEW YORK, October 21, 2025 -- Two Seas Capital LP ("Two Seas" or "we"), an alternative investment management firm and one of the largest shareholders of Core Scientific, Inc. ("Core Scientific" or the "Company") (NASDAQ: CORZ), today welcomed the recommendations of both leading independent proxy advisory firms, Institutional Shareholder Services Inc. (“ISS”) and Glass Lewis & Co., LLC (“Glass Lewis”), that shareholders of Core Scientific vote “AGAINST” the Company’s proposed sale to CoreWeave, Inc. ("CoreWeave") (NASDAQ: CRWV) (the “Proposed Merger”) ahead of the Company's special meeting of shareholders, which is scheduled to be held on October 30, 2025.

In its report, Glass Lewis stated: “...[T]he market’s prolonged discount of the deal’s implied value to Core Scientific's share price—combined with the absence of any mechanisms to mitigate downside risk—indicates that the proposed exchange does not adequately compensate Core Scientific shareholders for the risks inherent in the CoreWeave consideration. Thus, barring a further improvement to the deal terms, we believe shareholders would be better served by rejecting the proposed merger and continuing on its stand-alone effort.”1

“We are pleased that Glass Lewis has joined ISS in recommending that shareholders vote AGAINST the Proposed Merger,” said Sina Toussi, Founder and Chief Investment Officer of Two Seas. “We appreciate Glass Lewis recognizing the serious flaws in this underwhelming transaction and highlighting the compelling standalone potential of Core Scientific. Core Scientific shareholders are owners of one of the most promising assets in the rapidly growing AI landscape, and in our view, the Proposed Merger does not adequately compensate shareholders for that value. We urge shareholders to follow the recommendations put forth by Glass Lewis and ISS by voting AGAINST the Proposed Merger on the GOLD proxy card so that they can realize Core Scientific’s full potential.”

Like ISS, Glass Lewis concluded that the Proposed Merger is burdened by a deficient structure and an inadequate valuation and also highlighted Core Scientific’s compelling standalone potential, stating the following:

A Deficient Structure

•	“...[There are] broader concerns about how risk and value were allocated in the transaction structure, particularly the board’s decision not to insist on price protection for Core Scientific shareholders despite clear signs of volatility in CoreWeave’s shares.”

•	“...[The] pronounced price movements underscore CoreWeave’s elevated volatility and lend support to Two Seas’ assertion that the Company's board should have insisted on a price protection mechanism.”

___________________

1 Permission to use quotes neither sought nor obtained. Emphasis added.

•	“...[The] absence of any price protection mechanism leaves Core Scientific shareholders fully exposed to post-announcement swings in CoreWeave’s share price... Introducing a collar or floating exchange ratio... could have reduced that exposure by ensuring that the value of the merger consideration remained within a defined range. A partial cash component could have also provided more stability and partial certainty of value... [T]he board’s willingness to accept a purely fixed structure appears to have favored deal certainty over risk mitigation.”

An Inadequate Valuation

•	“Two Seas presents several thoughtful observations that highlight the potential upside of the Company’s standalone prospects and the conservatism embedded in certain [of the financial advisors’] valuation assumptions.”
•	“...[T]he financial advisors’ valuations of CoreWeave (particularly those by Moelis) may have been optimistic relative to how the market has subsequently priced its growth and earnings trajectory.”
•	“...Two Seas’ critique of the financial advisors’ decision not to assign a terminal value to the Colocation Contracted Business carries some merit. By assigning no terminal value, the financial advisors implicitly assumed that cash flows would cease entirely after 2043 and that the facilities would have no value thereafter, which may understate the long-term potential economic contribution of those assets.”
•	...’’[CoreWeave’s post-announcement VWAPs] sit well below each of Moelis’ valuation ranges and below the midpoint of PJT Partners’ DCF analysis. Using these CoreWeave VWAPs, we calculate that the implied value of the merger consideration would be $14.78 to $16.58 per Core Scientific share, which generally falls at the lower end of the Core Scientific valuation ranges derived by the financial advisors.”
•	“...[B]ased on CoreWeave’s post-announcement closing prices for the 74 trading days through October 17, 2025, the implied merger value per Core Scientific share has fallen below the midpoint of Moelis’ DCF valuation range of the Company for 68 of those days, while the same has been true with respect to PJT Partners’ DCF valuation range for 45 days. This may raise valid questions about whether the merger consideration represents sufficiently compelling value to Core Scientific shareholders.”
•	“The asymmetric initial market reactions [to the Proposed Merger] suggest that Core Scientific shareholders likely viewed the announced exchange ratio as less favorable than expected.”
•	“...[P]ost-announcement trading dynamics paint a nuanced picture, where early volatility in CoreWeave’s shares and subsequent opposition among certain Core Scientific shareholders both contributed to sustained deal skepticism. We believe this underscores lingering investor uncertainty about the transaction’s perceived fairness and closing prospects.”

Compelling Standalone Potential

•	“...[T]he recent wave of AI/HPC infrastructure deals could be a credible sign of robust market demand, which may point to greater upside potential for the Company as a standalone entity...”

•	“For each trading day during the roughly two-month period between August 14 and October 17, 2025, the implied value of the merger consideration has been lower than the Company's closing prices, ranging from -21% to -1% (average daily spread of -11.4%). This persistent negative spread indicates that investors have, on balance, been valuing Core Scientific more highly on a standalone basis than under the merger terms.”

About Two Seas Capital LP

Two Seas, founded in 2020 and led by Chief Investment Officer Sina Toussi, specializes in event-driven investing anchored by rigorous fundamental research and a targeted focus on special situations. With approximately $2.0 billion in assets under management, Two Seas' approach is designed to uncover market inefficiencies where value can be realized through the resolution of legal and regulatory events. The Two Seas team is highly regarded for its rigorous due diligence and its ability to translate complex and dynamic scenarios into actionable investment opportunities.

Contacts

Investors

Scott Winter / Jonathan Salzberger

Innisfree M&A Incorporated

info@innisfreema.com

(212) 750-5833

Media

Steve Bruce / Taylor Ingraham / Keely Gispan

ASC Advisors

twoseas@ascadvisors.com

(203) 992-1230

Disclaimer

This press release does not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein in any state to any person. This press release does not recommend the purchase or sale of a security. There is no assurance or guarantee with respect to the prices at which any securities of Core Scientific or CoreWeave will trade, and such securities may not trade at prices that may be implied herein. In addition, this press release and the discussions and opinions herein are for general information only, and are not intended to provide investment advice.

This press release contains forward-looking statements. Forward-looking statements are statements that are not historical facts and may include projections and estimates and their underlying assumptions, statements regarding plans, objectives, intentions and expectations with respect to future financial results, events, operations, services, product development and potential, and statements regarding future performance. Forward-looking statements are generally identified by the words "expects", "anticipates", "believes", "intends", "estimates", "plans", "will be" and similar expressions. Although Two Seas believes that the expectations reflected in forward-looking statements contained herein are reasonable, investors are cautioned that forward-looking information and statements are subject to various risks and uncertainties—many of which are difficult to predict and are generally beyond the control of Two Seas, Core Scientific or CoreWeave—that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. In addition, the foregoing considerations and any other publicly stated risks and uncertainties should be read in conjunction with the risks and cautionary statements discussed or identified in Core Scientific and CoreWeave's respective public filings with the U.S. Securities and Exchange Commission, including those listed under "Risk Factors" in annual reports on Form 10-K and quarterly reports on Form 10-Q and those related to the pending transaction involving Core Scientific and CoreWeave (the "Pending Transaction"). The forward-looking statements speak only as of the date hereof and, other than as required by applicable law, Two Seas does not undertake any obligation to update or revise any forward-looking information or statements. Certain information included in this material is based on data obtained from sources considered to be reliable. Any analyses provided to assist the recipient of this material in evaluating the matters described herein may be based on subjective assessments and assumptions and may use one among alternative methodologies that produce different results. Accordingly, any analyses should not be viewed as factual and should not be relied upon as an accurate prediction of future results. All figures are unaudited estimates and, unless required by law, are subject to revision without notice.

Funds and investment vehicles (collectively, the "Two Seas Funds") managed by Two Seas currently beneficially own shares of Core Scientific and CoreWeave. The Two Seas Funds are in the business of trading (i.e., buying and selling) securities and intend to continue trading in the securities of Core Scientific and CoreWeave. You should assume the Two Seas Funds will from time to time sell all or a portion of their holdings of Core Scientific and/or CoreWeave in open market transactions or otherwise, buy additional shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls, swaps or other derivative instruments relating to such shares. Consequently, Two Seas' beneficial ownership of shares of, and/or economic interest in, Core Scientific and/or CoreWeave may vary over time depending on various factors, with or without regard to Two Seas' views of the Pending Transaction or Core Scientific and/or CoreWeave's respective businesses, prospects, or valuations (including the market price of Core Scientific and/or CoreWeave shares), including, without limitation, other investment opportunities available to Two Seas, concentration of positions in the portfolios managed by Two Seas, conditions in the securities markets, and general economic and industry conditions. Without limiting the generality of the foregoing, in the event of a change in Core Scientific and/or CoreWeave's respective share prices on or following the date hereof, the Two Seas Funds may buy additional shares or sell all or a portion of their holdings of Core Scientific and/or CoreWeave (including, in each case, by trading in options, puts, calls, swaps, or other derivative instruments). Two Seas also reserves the right to change the opinions expressed herein and its intentions with respect to its investments in Core Scientific and CoreWeave, and to take any actions with respect to its investments in Core Scientific and CoreWeave as it may deem appropriate, and disclaims any obligation to notify the market or any other party of any such changes or actions, except as required by law.

Important Information

Two Seas, Two Seas Capital GP LLC ("Two Seas GP"), and Sina Toussi ("Mr. Toussi" and, together with Two Seas and Two Seas GP, the "Participants") have filed a definitive proxy statement and GOLD proxy card (the "Proxy Statement") with the SEC on September 29, 2025 to be used to solicit proxies for votes against the proposed acquisition of Core Scientific by CoreWeave at the upcoming special meeting of the Company's shareholders. THE PARTICIPANTS STRONGLY ADVISE ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST. Additional information about the Participants and a description of their direct or indirect interests by security holdings or otherwise can be found in Exhibit 2 of the Schedule 14A filed by Two Seas with the SEC on October 10, 2025.